Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Wilsons The Leather Experts Inc.:

We consent to the incorporation by reference in the registration statements No. 333-29837, No. 333-70793, No. 333-79301, No. 333-39304, No. 333-109976 and No. 333-109977 on Form S-8 and No. 333-87094, No. 333-89702, No. 333-85049 and No. 333-82504 on Form S-3 of Wilsons The Leather Experts Inc., of our report dated March 9, 2004, except as to Note 18, which is as of April 27, 2004, with respect to the consolidated balance sheets of Wilsons The Leather Experts Inc. as of January 31, 2004 and February 1, 2003 and the related consolidated statements of operations, shareholders’ equity and cash flows, and the related consolidated financial statement schedule for each of the three fiscal years in the period ended January 31, 2004 which report appears in the January 31, 2004 Annual Report on Form 10-K of Wilsons The Leather Experts Inc.

As discussed in Note 2 to the consolidated financial statements, effective February 3, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

Minneapolis, Minnesota
April 29, 2004